Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, AT&T Note-Backed Series 2003-18
*CUSIP:         21988K503      Class     A-1
                21988KAE7      Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of May 15, 2004.....                                         $0.00
         Scheduled Income received on securities.....           $1,750,000.00
         Unscheduled Income received on securities.....                 $0.00

LESS:
         Distribution to Class A-1 Holders.....                -$1,425,000.00
         Distribution to Class A-2 Holders.....                  -$325,000.00
         Distribution to Depositor.....                                -$0.00
         Distribution to Trustee.....                                  -$0.00
Balance as of November 15, 2004.....                                    $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of May 15, 2004.....                                         $0.00
         Scheduled Principal received on securities.....                $0.00

LESS:
         Distribution to Holders.....                                  -$0.00
Balance as of November 15, 2004.....                                    $0.00


              UNDERLYING SECURITIES HELD AS OF November 15, 2004

       Principal
         Amount                            Title of Security
       ---------                           -----------------
       $40,000,000           AT&T Corp. 9.75% (8.00% Initial Interest Rate)
                             Senior Notes due November 15, 2031
                             *CUSIP:   001957BD0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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